8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2003

TOPAZ GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	91-1762285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

126/1 Krungthonburi Road Banglampoo Lang, Klongsarn Bangkok 10600 Thailand
(Address of principal executive offices)

Registrant's telephone number including area code: +66 2-439-4621

(Former name, former address and former fiscal year, if changed since last report.)

ITEM 8. CHANGE IN FISCAL YEAR

On August 16, 2003, the Board of Directors of the Topaz Group, Inc.. (the "Company") decided to change the Company's fiscal year end from December 31 to September 30. As a result of this change, the Company's fiscal year 2003, which began on January 1, 2003, will end on September 30, 2003. The Company's new fiscal year 2004 will commence on October 1, 2003 and end on September 30, 2004. The Company will file a transition report on Form 10-KT for the nine month period ended September 30, 2003 within the period prescribed for filing of such report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPAZ GROUP, INC.
September 8, 2003

/s/ Michael Spadaccini
___________________________________________
Michael Spadaccini,
Counsel to Issuer